FOR IMMEDIATE RELEASE

Contact:	Roger D. Plemens
President and Chief Executive Officer
(828) 524-7000

ENTEGRA FINANCIAL CORP. HIRES TWO INDUSTRY VETERANS

Franklin, North Carolina, May 2, 2016 — Entegra Financial Corp. (NASDAQ: ENFC) (the “Company”), the holding company for Entegra Bank (the “Bank”), announced today that it has hired Lola Hart as its Chief Accounting Officer and Tim Strom as its Director of Mortgage Lending.

Ms. Hart is a Certified Public Accountant and comes to Entegra from another regional bank in Upstate South Carolina where she served as a Senior Vice President and Chief Accounting Officer. Ms. Hart has a 20 year career in banking and extensive experience in mergers and acquisitions, SEC reporting and regulatory accounting. David Bright, Executive Vice President and Chief Financial Officer, commented, “We are excited to have Lola join Entegra as our Chief Accounting Officer. Her expertise and extensive prior experience will be valuable to Entegra as we continue to look for opportunities to grow through both traditional channels as well as acquisition opportunities.”

Mr. Strom comes to Entegra after serving as the Mortgage Director at several other financial institutions in Upstate South Carolina, including as the Executive Vice President of a regional bank where he oversaw a team of nearly 100 lenders with annual production exceeding $1 billion. Mr. Strom brings a 38 year career in banking to Entegra which has included extensive experience building and growing lending teams. Roger Plemens, President and Chief Executive Officer, commented, “Tim fills an important need for Entegra as we transition residential mortgage lending from a product to a line of business. We believe that Tim’s leadership will greatly enhance our ability to serve our communities, while also providing a return for our shareholders.”

About Entegra Financial Corp. and Entegra Bank

Entegra Financial Corp. is the holding company of Entegra Bank. The Company’s shares began trading on the NASDAQ Global Market on October 1, 2014 under the symbol “ENFC”. In December 2014, the Company’s stock was added to the Russell Microcap Index and the ABA NASDAQ Community Bank Index.

Entegra Bank operates a total of 15 branches located throughout the Western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania and Upstate South Carolina counties of Anderson, Greenville, and Spartanburg. For further information, visit the Company’s website www.entegrabank.com.

Disclosures About Forward-Looking Statements

The discussions included in this document and its exhibits may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. These forward looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this press release.